Filed in the Office of	Business Number E9614762020-2
Barbara K. Cegavske	Filing Number 20200961475
Secretary of State	Filed On 10/06/2020 08:14:29 AM
State Of Nevada	Number of Pages 8

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation: SIMSON WELLNESS TECH. CORP

2. Registered Agent for Service of Process: (check only one box)

- [x] Commercial Registered Agent: VCORP SERVICES, LLC (Name)
- [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address	City	State	Zip Code
[illegible]	[illegible]	Nevada	

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: Common: 600000000; Preferred: 200000000

Par value per share: $ 0.0001

Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) SIM ENG PENG (Name)

Street Address	City	State	Zip Code
46, JLN 16/142 BT 6 JLN CHERAS TMN ORKID DESA	KUALA LUMPUR	WP	56000MALAYSIA

2) SIM ENG KAP (Name)

Street Address	City	State	Zip Code
NO. 7038, JALAN SENA 35/4, TAMAN INDAHPURA	KULAI	JOHOR	81000 MALAYSIA

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: SIM ENG PENG   **X** [signature] Incorporator Signature

Address	City	State	Zip Code
46, JLN 16/142 BT 6 JLN CHERAS TMN ORKID DESA	KUALA LUMPUR	WP	56000 MALAYSIA

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

Reset

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	SIMSON WELLNESS TECH. CORP
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: VCORP SERVICES, LLC Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* Common: 600000000 Preferred: 200000000 Par value per share: $ 0.0001 Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) SIM KEN YANG Name C-12-05, RESIDENSI KIARA JALIL 1 BLOCK C, BUKIT JALIL, JLN BUKIT JALIL — Street Address; KUALA LUMPUR — City; WP — State; 56000 MALAYSIA — Zip Code 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:*
6. Benefit Corporation: (see instructions)	[ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. SIM ENG PENG — Name; X [signature] — Incorporator Signature 46, JLN 16/142 BT 6 JLN CHERAS TMN ORKID DESA — Address; KUALA LUMPUR — City; WP — State; 56000 MALAYSIA — Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date: 10/05/2020

This form must be accompanied by appropriate fees.

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CONTINUATION OF ARTICLES OF INCORPORATION

OF

SIMSON WELLNESS TECH. CORP

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:
VCORP SERVICES, LLC

Address of Commercial Registered Agent:
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

Address of Registered Office:
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

Mailing Address of Registered Office:
701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

Article three. Authorized Stock:

The aggregate number of shares which the Corporation shall have authority to issue is eight hundred million (800,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock", with all of such shares having a par value of $.0001 per share. The total number of share s of Common Stocks that the Corporation shall have authority to issue is six hundred thousand (600,000,000) shares. The total number of share s of Preferred Stocks that the Corporation shall have authority to issue is two hundred thousand (200,000,000) shares. The Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, and the qualification, limitations or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the Board of Directors.